Exhibit 10.40

GLOBAL DIGITAL HOLDINGS, INC.

2022 OPTION PLAN

1.            Purpose and Term. The name of this plan is the Global Digital Holdings, Inc. 2022 Option Plan (the “Plan”). The purposes of the Plan are to (a) enable Global Digital Holdings, Inc., a Georgia corporation (the “Company”), to attract, retain and motivate the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business. The term of this Plan shall be ten (10) years from the Effective Date, after which time, no further Awards may be granted under this Plan.

2.            Definitions.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company (within the meaning of the Exchange Act).

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option or a Non-Qualified Stock Option.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company, as constituted at any time.

“Cause” means, unless the applicable Award Agreement provides otherwise:

(a)       with respect to any Employee or Consultant:

(i)    if the Employee or Consultant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of “cause,” then the definition contained therein; or

(ii)    if no such agreement exists, or if such agreement does not define “cause,” the occurrence of any of the following events:

(A)    commission of, or plea or guilty or no contest to, a felony or a crime involving fraud, dishonesty, moral turpitude under the laws of the United States or any state thereof or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate;

(B)    failure to perform duties as reasonably requested by the Board;

(C)    material breach of any agreement with the Company or an Affiliate, or a material violation of the Company’s or an Affiliate’s code of conduct or other written policy;

(D)    unauthorized use or disclosure of the Company’s or an Affiliate’s confidential or proprietary information or trade secrets;

(E)    use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company;

(F)    gross negligence or willful misconduct with respect to the Company or an Affiliate;

(G)    fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; or

(H)    any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Committee in its sole discretion; or

(b)       with respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(i)    malfeasance in office;

(ii)    gross misconduct or neglect;

(iii)    false or fraudulent misrepresentation inducing the Director’s appointment;

(iv)    willful conversion of corporate funds; or

(v)    repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause. Any determination by the Company that a Participant’s status as a service provider was terminated by reason of dismissal without Cause for the purpose of Awards granted hereunder shall have no effect upon any determination of the rights or obligations of the Company, any Affiliate or such Participant for any other purpose.

“Change in Control” means:

(a)    One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b)    One Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the stock of such corporation;

(c)    A majority of the members of the Board is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(d)    One Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless such transaction qualifies as a Change in Control event within the meaning of Section 409A. Further, and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction.

“Clawback Event” has the meaning given to such term in Section 10.6.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.4 and Section 3.5; provided, however, that if no Committee has been appointed by the Board, the “Committee” shall be the Board.

“Common Stock” means the common stock of the Company.

“Company” has the meaning set forth in Section 1.

“Consultant” means any individual who is engaged by the Company or any Affiliate to render consulting or advisory services, whether or not compensated for such services.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided, however, that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A, this sentence shall only be given effect to the extent consistent with Section 409A. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

“Director” means a member of the Board.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant being considered “disabled” within the meaning of Code Section 409A(a)(2)(C) and the regulations thereunder.

“Disqualifying Disposition” has the meaning set forth in Section 6.11.

“Effective Date” shall mean the date as of which this Plan is adopted by the Board.

“Employee” means any person, including an officer or Director, employed by the Company or an Affiliate; provided, however, that for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Code Section 424. Mere service as a Director or payment of a Director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Fair Market Value” means, on a given date, (a) if there is a public market for the shares of Common Stock on such date, the closing price of the shares as reported on such date on the principal national securities exchange on which the shares are listed or, if no sales of shares have been reported on any national securities exchange, then the immediately preceding date on which sales of the shares have been so reported or quoted, and (b) if there is no public market for the shares of Common Stock on such date, then the fair market value shall be the fair market value of such shares as determined by the Committee in its discretion, and to the extent deemed appropriate by the Committee, based upon a recent transaction price per share or third-party valuation of the Common Stock and, to the extent necessary, shall be determined in a manner consistent with Section 409A and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations thereunder.

“Involuntary Transfer” means a transfer of a Participant’s Common Stock by operation of law including, without limitation, as a result of (a) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (b) a sale at any creditors’ or judicial sale, or (c) a transfer arising out of a divorce or separation proceeding.

“Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to the Plan.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

“Optionholder” means a Person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Participant” means an eligible Person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” has the meaning set forth in Section 1.

“Section 409A” means Code Section 409A.

“Shareholders’ Agreement” means the Shareholders’ Agreement by and among the Company and its shareholders, as may be in effect from time to time.

“Ten Percent Shareholder” means a Person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.        Administration.

3.1          Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)    to construe and interpret the Plan and apply its provisions;

(b)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)    to delegate its authority to one or more officers of the Company;

(e)    to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f)    from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g)    to determine the number of shares of Common Stock to be made subject to each Award;

(h)    to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(i)    to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(k)    to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(l)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m)    to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(n)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

3.2         Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (a) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (b) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Committee may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

3.3          Committee Decisions Final. All decisions, determinations, and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company, the Participants, and any other holder of an Award.

3.4          Delegation. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

3.5    Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Persons appointed to the Committee from time to time by the Board.

3.6    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such Person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.         Shares Subject to the Plan.

4.1    Subject to adjustment in accordance with Section 8, a total of one million five hundred thousand (1,500,000) shares of Common Stock shall be available for the grant of Awards under the Plan; provided, however, that no more than one million five hundred thousand (1,500,000) shares of Common Stock may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

4.2    Shares of Common Stock available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

4.3    Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein, shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

4.4    If the Committee authorizes the assumption of awards pursuant to Section 3.2 or Section 9.1 hereof, the assumption will reduce the number of shares available for issuance under the Plan in the same manner as if the assumed awards had been granted under the Plan.

5.        Eligibility and Awards.

5.1    Eligible Award Recipients. The Persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates. In order to receive an Award and become a Participant, such Employee, Consultant or Director must be selected by the Committee to receive an Award. In selecting who may receive an Award, and determining the amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2    Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options and (b) Non-Qualified Stock Options. Incentive Stock Options may be granted to “employees” (within the meaning of Treasury Regulation Section 1.421-7(h)) of the Company or any “subsidiary corporation” with respect to the Company for purposes of Code Section 424(f) only. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors.

5.3    Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participant in accordance with its authority under Section 3. The terms and conditions of all Awards under the Plan will be specified by the Committee and will be set forth in individual Award Agreements.

5.4    Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.        Option Provisions.

6.1    General. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-Qualified Stock Options at the time of grant. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option do not satisfy the requirements of Section 409A. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the provisions set forth in the remainder of this Section 6.

6.2    Term. Subject to the provisions of Section 5.4 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-Qualified Stock Option granted under the Plan shall be determined by the Committee; provided, however, no Non-Qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.3    Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.4 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code Section 424(a).

6.4      Exercise Price of a Non-Qualified Stock Option. The Option Exercise Price of each Non-Qualified Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-Qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Section 409A.

6.5     Method of Exercise. The Option Exercise Price shall be paid, to the extent permitted by Applicable Laws, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve: (i) by delivery to the Company of other shares of Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired; (ii) by a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Option Exercise Price; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the Option Exercise Price that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of Common Stock that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

6.6    Vesting of Options. Unless otherwise provided in an Award Agreement, twenty-five percent (25%) of each Option shall vest and become exercisable on the first anniversary of the Grant Date of such Option. Thereafter, an additional one-thirty-sixth (1/36) of each Option shall vest on each subsequent monthly anniversary of the Grant Date so that one hundred percent (100%) of the Option is fully vested on the fourth anniversary of the Grant Date. Each Option may be subject to such other terms and conditions as the Committee may deem appropriate. No Option may be exercised for a fraction of a share of Common Stock. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option upon the occurrence of a specified event.

6.7    Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided, however, that if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.

6.8    Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.9    Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.10    Incentive Stock Option $100,000 Limitation. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Code Section 422(d). This limitation shall be applied by taking Options into account in the order in which granted.

6.11    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Code Section 424) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

6.12    Termination for Cause. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable on the date on which an Optionholder is terminated for Cause.

6.13    Violation of Employment Agreement. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable as of the date on which the Committee determines in its sole discretion that a Participant has materially violated any confidentiality, non-solicitation, development, or noncompetition agreement with the Company or an Affiliate.

7.        Miscellaneous.

7.1    Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

7.2    Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms (including any obligation to execute the Shareholders’ Agreement) and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 8 hereof.

7.3    Use of Proceeds from Stock. Proceeds from the sale of Common Stock pursuant to Awards, or upon the exercise thereof, shall constitute general funds of the Company.

7.4    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

7.5    Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A if the applicable Award is subject thereto.

7.6    Withholding Obligations. Each Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. In addition to the methods described in this Plan, the Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award. Without limiting the foregoing, if the Company or any Affiliate determines in its sole discretion that under the requirements of applicable taxation laws or regulations of any governmental authority whatsoever it is obliged to withhold for remittance to a taxing authority any amount upon the grant or exercise of an Award, the exercise of the Call Right, the other disposition or deemed disposition by a Participant of an Award or any Common Stock, or the provision of any other benefit under this Plan, the Company or any of its Affiliates, on its own behalf or on behalf of any third party purchaser of the Award or any Common Stock held by the Participant, may take any steps it considers necessary or appropriate in the circumstances in connection therewith, including, without limiting the generality of the foregoing:

(a)    requiring the Participant to pay the Company or any Affiliate such amount as the Company or any Affiliate is obliged to remit to such taxing authority in respect thereof, with any such payment, in any event, being due no later than the date as of which any such amount first becomes included in the gross income of the Participant for tax purposes (and further provided that, in the case of an Option, such payment shall be made in the same manner as payment of any applicable exercise price or in any other manner that may be designated by the Committee);

(b)    issuing any Common Stock issued pursuant to an Award to an agent on behalf of the Participant and directing the agent to sell a sufficient number of such shares on behalf of the Participant to satisfy the amount of any such withholding obligation, with the agent paying the proceeds of any such sale to the Company or any Affiliate for this purpose; or

(c)    to the extent permitted by law, deducting the amount of any such withholding obligation from any payment of any kind otherwise due to the Participant.

8.         Adjustments Upon Changes in Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options and the maximum number of shares of Common Stock subject to Awards stated in Section 4 may be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 8, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 8 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Code Section 424(h)(3) and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 8 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A.

9.        Effect of Change in Control.

9.1          In the event of a Change in Control, the Committee may, but shall not be obligated to:

(a)    accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award;

(b)    cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Option Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor;

(c)    provide for the issuance of substitute Awards or the assumption or replacement of such Awards; or

(d)    provide written notice to Participants that for a period of at least ten (10) days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

9.2         The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

10.       Amendment of the Plan and Awards.

10.1    Amendment of the Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 8 relating to adjustments upon changes in Common Stock and Section 10.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

10.2    Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

10.3    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A and/or to bring the Plan and/or Awards granted under it into compliance therewith.

10.4    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

10.5    Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

10.6    Clawback Rights. Unless the Committee provides otherwise, if a Participant materially violates any confidentiality, non-solicitation, development, or noncompetition agreement with the Company or an Affiliate, if the Participant’s employment is terminated for Cause, or upon such other events as determined by the Committee in its sole discretion (each a “Clawback Event”), the Company may in its sole discretion (a) repurchase (and the Participant shall sell) any shares of Common Stock acquired by the Participant (or by a permitted transferee of the Participant) pursuant to Awards granted hereunder for a price equal to the purchase price paid (if any) by the Participant under the Award, or if less, the Fair Market Value of the shares of Common Stock on the date of repurchase, or (b) cause the Participant to (and the Participant shall) reimburse the Company the amounts received (either directly or indirectly with respect to amounts that were withheld for tax purposes) by the Participant pursuant to Awards granted and exercised hereunder for a price equal to the excess of the Fair Market Value of the shares of Common Stock on the date of exercise over the Option Exercise Price for the respective shares of Common Stock. In the event a Clawback Event has occurred but is not discovered until a later time, the Company may either repurchase shares of Common Stock as described above (and the Participant shall sell), or require the Participant to (and the Participant shall) reimburse the Company pursuant to the foregoing provisions.

11.       General Provisions.

11.1    Restrictions on Transfer. Awards under the Plan shall not be assignable or transferable by a Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance, or charge. Notwithstanding the foregoing, in the event of the death of a Participant while employed by the Company, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may become payable to a Participant’s beneficiary as designated by such Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the Participant’s last will, or by such Participant’s executors, personal representatives, or distributees of such Award in accordance with the Participant’s will of the laws of descent and distribution.

11.2    Forfeiture. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination for Cause, violation of material Company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment with the Company or any Affiliate shall be terminated for Cause, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture, and/or recoupment. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment for Cause, the Company may suspend the Participant’s rights to exercise any option, receive any payment, or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause.

11.3    Shareholders’ Agreement. In connection with the grant, vesting and/or exercise of any Award under the Plan, the Committee may require a Participant to execute and become a party to the Shareholders’ Agreement as a condition of such grant, vesting and/or exercise. In such event, the Participant shall be bound by, and the Company shall have all rights set forth in, the Shareholders’ Agreement in addition to the terms of this Plan and any Award Agreement.

11.4    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

11.5    Recapitalizations. Each Award Agreement shall contain provisions required to reflect the provisions of Section 8.

11.6    Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

11.7    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

11.8    Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator, and permitted transferees and beneficiaries.

11.9    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Committee may deem advisable.

11.10    Section 409A. The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

11.11    No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee, nor any other person make any commitment or guarantee that any Federal, state, local, or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

11.12    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.

11.13    Expenses. The costs of administering the Plan shall be paid by the Company.

11.14    Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

11.15    Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

11.16    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

11.17    Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the opposite gender and the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. All references to Sections herein are intended to be references to sections of this Plan, unless otherwise indicated.

12.      Termination or Suspension of the Plan. The Plan shall terminate automatically on December 31, 2032. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 10.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13.      Choice of Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Georgia, other than its law respecting choice of laws, and applicable federal law. Venue shall be in, and subject to the jurisdiction of, the courts of the State of Georgia or a Federal Court located in the State of Georgia (as may be appropriate).

As adopted by the Board of Directors of Global Digital Holdings, Inc. on December 12, 2022.

As approved by the shareholders of Global Digital Holdings, Inc. on December 12, 2022.